Exhibit 4.2

The Corporation will furnish without charge, to each stockholder who so requests, a copy of the provisions setting forth the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which the Corporation is authorized to issue, and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of the Corporation. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT - Custodian TEN ENT - as tenants by the entireties (Cust)(Minor) JT TEN - as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Please print or typewrite name and address including postal zip code of assignee - - - Shares of the Common Stock represented by the within Certificate, and hereby irrevocably constitutes and appoints - Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated, NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever. SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement among The ODP Corporation, Computershare Inc., as Rights Agent (or any successor rights agent), and solely with respect to Section 37 thereof, Office Depot, LLC, dated as of June 30, 2020, as it may be amended, supplemented or otherwise modified from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The ODP Corporation. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The ODP Corporation will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights Beneficially Owned (as defined in the Agreement) by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) shall be null and void.